Exhibit 32.1
CEO CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the Quarterly Report on Form 10-Q of Atlantis Plastics, Inc. (the “Company”) for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony F. Bova, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Anthony F. Bova
ANTHONY F. BOVA
President and Chief Executive Officer
May 12, 2006